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                                                                  EXHIBIT 10.19

                            PURE ATRIA CORPORATION
                           EMPLOYEE RETENTION POLICY

                            1. PURPOSE OF THE PLAN.

  Pure Software Inc., a Delaware corporation, ("Pure Atria"), CST Acquisition Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Pure ("Sub") and Atria Software, Inc., a Massachusetts corporation ("Atria") are parties to that certain Agreement and Plan of Reorganization dated as of June 6, 1996 (the "Reorganization Agreement"), providing for the merger (the "Merger") of Sub with and into Atria, with Atria becoming a wholly-owned subsidiary of Pure Atria. The capitalized terms used herein shall have the same respective meanings as those defined in the Reorganization Agreement, unless otherwise defined herein.

2. PURPOSE.

  The purpose of this Employee Retention Plan (the "Plan") is to provide employees of Atria and Pure Atria who were employed prior to the Merger and who will continue to be employed with an incentive to continue to be so employed.

3. EFFECTIVE DATE OF THE PLAN.

  The Plan shall become effective upon the Closing of the Merger (the "Closing"). The date of such Closing is referred to herein as the "Closing Date."

4. ADMINISTRATION OF THE PLAN.

  The Plan shall be administered by the Chief Financial Officer of Pure Atria (the "Administrator").

5. BENEFITS.

  In the event that an employee experiences an Employment Change other than for Cause during the 12 month period following the Closing then (i) the employee shall have the right to remain employed with Pure Atria without the Employment Change (and continue to receive his salary and other benefits) for the Notice Period and (ii) the employee's options to purchase Common Stock of Pure Atria shall continue to vest and be exercisable during the Notice Period, all to the extent the employee remains so employed.

  For purposes of the foregoing, "Employment Change" shall mean (i) without the employee's express written consent, (a) termination for redundancy due to the Merger or (b) the material reduction of the employee's duties and responsibilities, compared to the employee's duties in effect immediately preceding the Merger (it being understood that the fact of the Merger or the fact of Atria as a subsidiary of Pure Atria after the Merger, shall not, in itself, be deemed to be such reduction); or (ii) the relocation of the employee from Massachusetts to California, or California to Massachusetts, as the case may be, without the employee's express written consent.

  For purposes of the foregoing, "Cause" shall mean (i) the engaging by the Employee in any act which is intended to be, and is, materially injurious to Pure Atria, financially or otherwise, (ii) the conviction of the employee of criminal offense involving fraud, dishonesty or other moral turpitude or (iii) the engaging by the employee in any intentional act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the employee at the expense of Pure Atria or (iv) the wilful and continued failure by the employee to perform his duties and responsibilities (other than any such failure resulting from his incapacity due to physical or mental illness or disability).

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  For purposes of the foregoing, the Notice Period shall be the following number of months immediately following the Employment Change.

            JOB LEVEL   MONTHS NOTICE PERIOD
            ---------   --------------------
            Officers              9
            All Others            6

6. TERM OF PLAN.

  The Plan shall continue and remain in effect for the 12 month period following the Closing Date.

7. AMENDMENT AND TERMINATION OF THE PLAN.

  Pure Atria or any successor corporation thereto, may not amend, suspend or terminate this Plan, unless such action is agreed to in a writing signed by Pure Atria and any affected Participants.

8. GOVERNING LAW.

  This Plan shall be governed by the laws of the State of California without giving effect to conflicts of laws principles.